Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES CONSOLIDATED EARNINGS OF $0.30 PER DILUTED SHARE FOR THE FIRST QUARTER 2010

Equities generated first quarter 2010 revenues of $219.4 million, despite a decrease in broad U.S. equity market volumes and lower volatility, compared to first quarter 2009 revenues of $198.2 million

Fixed Income, Currencies and Commodities (FICC) recorded first quarter 2010 revenues of $67.8 million, as credit spreads tightened and foreign exchange volume rose, compared to first quarter 2009 revenues of $52.0 million

JERSEY CITY, New Jersey (April 21, 2010) – Knight Capital Group, Inc. (Nasdaq: NITE) today reported consolidated earnings of $27.8 million, or $0.30 per diluted share. The company reported earnings from continuing operations of $28.1 million, or $0.30 per diluted share, and a loss from discontinued operations, net of tax, of $0.3 million.

For the first quarter of 2009, the company reported consolidated earnings of $9.4 million, or $0.10 per diluted share. The company reported earnings from continuing operations of $29.9 million, or $0.33 per diluted share, and a loss from discontinued operations, net of tax, of $20.5 million, or a $0.23 loss per diluted share.

Revenues from continuing operations for the first quarter of 2010 were $284.2 million, compared to $245.4 million for the first quarter of 2009.

“Knight recorded solid results in the first quarter of 2010 despite unfavorable market conditions,” said Thomas M. Joyce, Chairman and Chief Executive Officer, Knight Capital Group. “Consolidated revenues increased 16 percent, compared to the first quarter of 2009, reflecting a rise in contributions from both the Equities and FICC segments. The gains defied a period of subdued activity among institutional and retail investors caused by recent economic and political uncertainty. During the quarter, Knight continued to invest in new initiatives to expand the offering, increase scale and maximize efficiencies. In addition, Knight completed a $375 million offering of convertible notes to repay short-term bank debt, fund new initiatives and enhance the capital structure.”

“Continuing operations” includes the company’s Equities, FICC and Corporate operating segments. Equities includes all global equities market-making and institutional sales and trading, such as Knight Direct and Knight Link. FICC includes all global trade execution services in fixed income, foreign exchange and commodities, such as fixed income sales, trading and research, Knight BondPoint and Hotspot FX. Corporate includes strategic investments primarily in financial services-related ventures, corporate overhead expenses and all other expenses that are not attributable to the Equities and FICC segments. Amounts reported as “discontinued operations” primarily include the company’s Asset Management segment, which, on March 31, 2009, closed the sale of substantially all of Deephaven’s assets to affiliates of Stark & Roth, Inc. As of that date, Deephaven was replaced as the investment adviser for the Deephaven funds and the company exited from the Asset Management business.

	Q1 2010	Q1 2009
Revenues ($ thousands)	284,239	245,354
Income from continuing operations, net of tax ($ thousands)	28,118	29,881
Loss from discontinued operations, net of tax ($ thousands)	(306)	(20,514)
Net income ($ thousands)	27,812	9,367
Diluted EPS from continuing operations ($)	0.30	0.33
Diluted EPS from discontinued operations ($)	(0.00)	(0.23)
Average daily U.S. equity dollar value traded ($ billions)	26.6	19.9
Average daily U.S. equity trades (thousands)	3,696.3	3,842.3
Nasdaq and Listed equity shares traded (billions)	71.7	79.3
OTC Bulletin Board and Pink Sheet shares traded (billions)	553.3	259.2
Average revenue capture per U.S. equity dollar value traded (bps)	1.1	1.5
Average daily Knight Direct equity shares (millions)	111.2	52.3
Average daily Hotspot FX notional dollar value traded ($ billions)	32.6	17.0

Equities

During the first quarter of 2010, Equities generated total revenues of $219.4 million, compared to $198.2 million in the first quarter of 2009. In the first quarter of 2010, Equities reported pre-tax income of $56.6 million, compared to pre-tax income of $59.0 million in the first quarter of 2009. Equities had pre-tax margins of 26% in the first quarter of 2010, compared to pre-tax margins of 30% in the first quarter of 2009.

“In Equities, during the first quarter, Knight grew revenues amid a 20 percent decline in broad U.S. equity market volumes year-over-year and a decrease in volatility with the VIX dipping below 17 during intraday trading in mid-March,” said Mr. Joyce. “During the first quarter, Knight increased industry-leading market share among U.S. broker-dealers in the face of heightened competition and electronic trading products Knight Link, Knight Direct and Knight Match grew trade volumes. We also experienced a modest increase in market share among U.S. institutions and continued to add clients in Europe and the Asia-Pacific region. In aggregate, Knight increased average daily volumes from the first quarter 2009 and maintained the number one AutEx rankings in Listed, NASDAQ, Bulletin Boards and ETFs among securities firms. Algorithmic principal trading models performed well despite the low volatility.”

FICC

During the first quarter of 2010, FICC generated total revenues of $67.8 million, compared to $52.0 million in the first quarter of 2009. In the first quarter of 2010, FICC reported pre-tax income of $8.1 million, compared to pre-tax income of $10.2 million in the first quarter of 2009. FICC had pre-tax margins of 12% in the first quarter of 2010, compared to pre-tax margins of 20% in the first quarter of 2009.

“In FICC, during the first quarter, Knight continued the rapid expansion of fixed income and foreign exchange,” said Mr. Joyce. “Knight’s fixed income business grew revenues even as credit spreads tightened, offsetting a rise in broad market volumes of Corporate bonds. The performance is attributable to the experienced team, product coverage and in-depth research. The pending acquisition of Urban Financial will create an integrated origination-securitization-trading model for Ginnie Mae HMBS, a reverse-mortgage MBS guaranteed by the U.S. government. During the quarter, FICC pre-tax margins were impacted by narrowing credit spreads as well as expenses from hiring and retention activities. In foreign exchange, Hotspot FX turned in a record quarter in terms of average daily notional value traded, revenues and pre-tax income as a result of market conditions and continued gains in market share.”

Corporate

In the first quarter of 2010, the Corporate segment reported a pre-tax loss of $18.7 million, compared to a pre-tax loss of $18.1 million in the first quarter of 2009.

The company’s corporate investment in funds formerly managed by Deephaven recognized a pre-tax gain of $0.3 million during the first quarter of 2010, compared to a pre-tax loss of $3.9 million during the first quarter of 2009.

Headcount from continuing operations at March 31, 2010 was 1,150 full-time employees, as compared to 966 full-time employees at March 31, 2009, resulting from our international expansion and expanded product offerings.

“During the first quarter of 2010, Knight continued to perform well due to diversification across clients, products and services, and asset classes,” said Mr. Joyce. “As a firm, we’ve demonstrated an ability to compete in any environment against an array of competitors. During the quarter, Knight also made further progress in important new initiatives including self clearing and options market making.”

As of March 31, 2010, the company had $513.2 million in cash and cash equivalents. The company had $1.25 billion in stockholders’ equity as of March 31, 2010, equivalent to a book value of $13.41 per diluted share. The company had a book value of $11.50 per diluted share as of March 31, 2009.

In March 2010, the company issued $375 million in Cash Convertible Senior Subordinated Notes, which mature in five years and carry a 3.5% coupon.

During the first quarter of 2010, the company repurchased 502,000 shares for approximately $7.7 million under the company’s $1.0 billion stock repurchase program. To date, the company has repurchased 68.8 million shares for $778.1 million. The company has approximately $221.9 million of availability to repurchase shares under the program. The company cautions that there are no assurances that any further repurchases may actually occur.

Discontinued operations

In the first quarter of 2010, the company reported a loss from discontinued operations of $0.3 million, net of tax, compared to a loss of $20.5 million, net of tax in the first quarter of 2009. These losses primarily relate to the wind-down of the Asset Management segment which was designated a discontinued operation for financial reporting purposes as of the close of business on March 31, 2009.

* * *

Copies of this earnings release and other company information can be obtained on Knight’s website, http://www.knight.com. The company will conduct its first quarter 2010 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Time (ET) today, April 21, 2010. To access Knight’s earnings conference call, please dial 800-967-7138 for domestic callers or 719-457-1529 for international callers. When prompted, please enter passcode 6426154. A replay of the first quarter 2010 earnings conference call will be available by dialing 888-203-1112 for domestic callers or 719-457-0820 for international callers. When prompted, please enter passcode 6426154. The conference call will be webcast live at 9:00 a.m. ET for all investors and interested parties on Knight’s website. In addition, the company will release its monthly volume statistics for March 2010 on its website at http://www.knight.com/ourfirm/volumestats.asp before the start of trading today.

* * *

About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a global financial services firm that provides market access and trade execution services across multiple asset classes to buy- and sell-side firms. Knight’s hybrid market model features complementary electronic and voice trade execution services in global equities and fixed income as well as foreign exchange, futures and options. The firm is the leading source of liquidity in U.S. equities by share volume. Knight also offers capital markets services to corporate issuers. Knight is headquartered in Jersey City, NJ with a growing global presence across North America, Europe and the Asia-Pacific region. For more information, please go to www.knight.com.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with changes in market structure, legislative or regulatory rule changes, the costs, integration, performance and operation of businesses recently acquired or developed organically, or that may be acquired in the future, by the Company, and risks related to the costs and expenses associated with the Company’s exit from the Asset Management business. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2009, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2009, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Jonathan Mairs
Senior Managing Director,	Director,	Vice President,
Communications, Marketing	Media Relations	Corporate Communications
& Investor Relations	201-356-1523 or	201-356-1529 or
201-557-6954	kfitzsimmons@knight.com	jmairs@knight.com
mwyrwas@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended March 31,
	2010	2009
	(In thousands, except per share amounts)
Revenues
Commissions and fees	$159,513	$150,710
Net trading revenue	124,964	99,460
Interest, net	624	(597)
Investment loss and other, net	(862)	(4,219)

Total revenues	284,239	245,354

Expenses
Employee compensation and benefits	138,350	109,187
Execution and clearance fees	42,462	29,091
Communications and data processing	16,058	13,788
Payments for order flow	11,025	17,027
Depreciation and amortization	9,235	8,187
Occupancy and equipment rentals	6,341	5,361
Professional fees	4,753	2,902
Business development	4,228	4,346
Interest expense	2,474	981
Writedown of assets and lease loss accrual	—	699
Other	3,355	2,756

Total expenses	238,281	194,325

Income from continuing operations before income taxes	45,958	51,029
Income tax expense	17,840	21,148

Income from continuing operations, net of tax	28,118	29,881
Loss from discontinued operations, net of tax	(306)	(20,514)

Net income	$27,812	$9,367

Basic earnings per share from continuing operations	$0.31	$0.34

Diluted earnings per share from continuing operations	$0.30	$0.33

Basic earnings per share from discontinued operations	$(0.00)	$(0.24)

Diluted earnings per share from discontinued operations	$(0.00)	$(0.23)

Basic earnings per share	$0.31	$0.11

Diluted earnings per share	$0.30	$0.10

Shares used in computation of basic earnings per share	89,463	86,911

Shares used in computation of diluted earnings per share	93,478	91,309

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	March 31, 2010	December 31, 2009
	(In thousands)
ASSETS
Cash and cash equivalents	$513,161	$427,106
Financial instruments owned, at fair value	1,052,858	926,589
Securities borrowed	943,800	394,417
Receivable from brokers and dealers	491,962	500,143
Fixed assets and leasehold improvements, at cost, less accumulated depreciation and amortization	101,539	98,696
Investments	78,049	110,120
Goodwill	266,530	265,530
Intangible assets, less accumulated amortization	76,168	77,812
Other assets	195,002	213,611

Total assets	$3,719,069	$3,014,024

LIABILITIES & EQUITY
Liabilities
Financial instruments sold, not yet purchased, at fair value	$965,695	$639,259
Securities loaned	690,208	550,226
Payable to brokers and dealers	288,987	155,148
Accrued compensation expense	74,599	205,282
Accrued expenses and other liabilities	143,735	109,987
Credit facility	—	140,000
Long-term debt	301,736	—

Total liabilities	2,464,960	1,799,902

Equity
Knight Capital Group, Inc. stockholders’ equity
Class A common stock	1,613	1,586
Additional paid-in capital	779,115	746,778
Retained earnings	1,256,924	1,229,112
Treasury stock, at cost	(779,825)	(763,974)
Cumulative translation adjustment	(4,338)	—

Total Knight Capital Group, Inc. stockholders’ equity	1,253,489	1,213,502
Noncontrolling interests	620	620

Total equity	1,254,109	1,214,122

Total liabilities and equity	$3,719,069	$3,014,024

KNIGHT CAPITAL GROUP, INC.

PRE-TAX EARNINGS BY BUSINESS SEGMENT*

Amounts in millions

(Unaudited)

	For the three months ended March 31,
	2010	2009
Equities
Revenues	$219.4	$198.2
Expenses	162.8	139.2

Pre-tax earnings	56.6	59.0

FICC
Revenues	67.8	52.0
Expenses	59.7	41.9

Pre-tax earnings	8.1	10.2

Corporate
Revenues	(2.9)	(4.9)
Expenses	15.8	13.2

Pre-tax earnings	(18.7)	(18.1)

Consolidated
Revenues	284.2	245.4
Expenses	238.3	194.3

Pre-tax earnings	$46.0	$51.0

*	Totals may not add due to rounding.